UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2018

BLACK CACTUS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55880	46-2500923
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8275 S. Eastern Avenue, Suite 200 Las Vegas, Nevada	89123
(Address of principal executive offices)	(Zip Code)

(702) 724-2643

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointments of Dr. Pruthvinath Kancherla and Dr. Ramesh Para. On February 1, 2018, Dr. Pruthvinath Kancherla and Dr. Ramesh Para were appointed to the Board of Directors of Black Cactus Global, Inc. (the “Company”).

Dr. Pruthvinath Kancherla is the director of Global Hospitals Group, a multi super specialty tertiary care multi organ transplant facility having facilities in four major metro cities of India. Dr. Kancherla is a medical doctor who also has a Masters in Hospital Administration. Dr. Kancherla joined the Board of Global Hospitals as a full-time director in 2011 and has been closely involved in its growth. In 2015, Dr. Kancherla became a part-time director of Global Hospitals so that he might focus on fintech and cyber security areas. Dr. Kancherla has extensive investment experience at home and abroad. Dr. Kancherla’s hands on experience both in India and UK, more particularly in technology areas, is expected to bring immense value to the Company.

Dr. Ramesh Para has been a Director of Sysveda UK Limited since December, 2011. As part of his duties, Dr. Para is responsible for the support of an in-house back office system, incident investigation and for defining functionalities for one of Sysveda’s client. He coordinates the offshore development team of 350 employees during development, planning user acceptance testing and system code review for the same client. Dr. Para has a track record of managing profitable companies of various sizes and looking after Information Technology for over 17 years and his expertise in IT management and development will assist the Company in its proposed operations. Dr. Para has a PhD in Management Information Systems, a Master’s in Business Administration and a Bachelor’s of Technology in Computer Science.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2018, the Board of Directors approved an amendment to the Company’s Bylaws, Section 3.2, to increase the size of the Board from five to seven, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK CACTUS GLOBAL, INC.

Date: February 1, 2018	By:	/s/ Harpreet Sangha
	Name:	Harpreet Sangha
	Title:	Chairman of the Board